EXHIBIT 10.1

                       DIRECTOR AGREEMENT

      THIS AGREEMENT made as of January 8, 2008, by and between Third-Order Nanotechnologies, Inc., a Nevada corporation (the "Company"), whose principal place of business is at 2601 Annand Dr., #16, Wilmington, Delaware 19808; and William C. Pickett, III ("Director"), whose address is 16 Brendle Lane, Wilmington, Delaware 19807.

      WHEREAS, the Company and the Director desire to enter into an agreement which will set forth the terms and conditions upon which the Director shall serve as a director on the Company's
Board of Directors.

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties have agreed, and do hereby agree, as follows:

      Section 1: Appointment.

      The Company appoints the Director as a member of the Company's Board of Directors and the Director accepts such appointment upon the terms and conditions set forth. The Director shall serve as a member of the Company's Board of Directors until his successor is appointed or elected and shall qualify. However, neither the Company, nor any other person, shall be required to cause the continuation, election, or re-appointment of the Director as a member of the Company's Board of Directors.

      Section 2: Indemnification

      The Director shall receive the full benefits, protection, and rights of full and complete indemnification from the Company in connection with his position with the Company as a member of the Company's Board of Directors to the fullest extent permitted by law. Further, the Director shall be named as an insured on the Company's underwritten officer and director liability insurance policy.

      Section 3: Compensation.

      Pursuant to the Company's 2007 Employee Stock Plan, the Director will receive an option to purchase up to one hundred thousand (100,000) thousand shares of restricted common stock of the Company at the strike price of $0.72 per share. The options shall vest as follows: (i) Twenty Five Thousand (25,000) options shall vest immediately; and (ii) the remaining options shall vest in three (3) equal annual installments of Twenty Five Thousand (25,000) options per year commencing on the 1st day of each one year anniversary of execution of this Agreement. All of the options shall expire on January 8, 2013.

     Section 4: Duties/ Extent of Services.

      The Director shall serve as a member of the Board of Directors of the Company, and shall assume the duties that the Chairman of the Board may assign. Subject to Section 6 contained


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herein, nothing in this Agreement shall be construed to limit the
Director's freedom to engage in other businesses. It is agreed, however, that the Director will devote his best efforts to the needs of the Company, and shall not allow his other business activities to materially interfere with his duties to the Company.

      Section 5: Expenses.

      Subject to prior approval of the Chairman of the Board of Directors, the Director is authorized to incur reasonable expenses on behalf of the Company in performing his duties, including expenses for travel, transportation, entertainment, and similar items, which expenses shall be paid by the Company.

      Section 6: Non-Disclosure and Non-competition.

      The  Director shall execute the non-disclosure  non-compete agreement  attached hereto as Appendix A, which  is  incorporated
                              ----------
into this Agreement.

      Section 7: Waiver of Breach.

      The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

      Section 8: Entire Agreement

      This Agreement contains the entire agreement of the parties pertaining to the appointment of the Director to the Company's
Board of Directors.

      Section 9: Amendment of Agreement

      No change or modification of this Agreement shall be valid unless it is in writing and signed by the party against whom the change or modification is sought to be enforced. No change or modification by the Company shall be effective unless it is approved by the Company's Board of Directors and signed by an officer specifically authorized to sign such documents.

      Section 10: Severability of Provisions

      If any provision of this Agreement or the non-disclosure non-compete agreement is invalidated or held unenforceable, the invalidity or unenforceability of that provision or provisions shall not affect the validity or enforceability of any other provision of this Agreement or the non-disclosure non-compete agreement.

      Section 11: Governing Law and Venue


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      All questions regarding the validity and interpretation  of this Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the State of Delaware. The sole and proper venue shall be New Castle County, Delaware.

      Section 12: Arbitration of Disputes

      If a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Employment Mediation Rules before resorting to arbitration, litigation or some other dispute resolution procedure.

      IN WITNESS, the parties have executed this Agreement in duplicate on the date and year first above written.


Director,


/s/Theresa Q. Hoffmann        /s/  William  C.  Pickett,  III
----------------------        -------------------------------
Witness                       William C. Pickett, III

                              Third-Order Nanotechnologies, Inc.,


/s/Theresa Q. Hoffmann        By: /s/ Harold  R. Bennett
----------------------           ----------------------------
Witness                          Harold R. Bennett, CEO






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                            APPENDX A
                            ---------

          Non-Disclosure and Non-Competition Agreement

                                                       APPENDIX A

          CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

      This Agreement ("Agreement") dated January 8, 2007 is entered into between Third-Order Nanotechnologies, Inc., located at 2601 Annand Dr., Suite #16, Wilmington, Delaware 19808, its predecessors, promoters, successors and assigns (collectively the "Company"); and William C. Pickett, III ("Director"), whose address is 16 Brendle Lane, Wilmington, Delaware 19807.

      WHEREAS, Company is a technology company focused on the development of electro-optic polymer materials for applications in high-speed fiber-optic telecommunications and optical computing, which involves the development and utilization of information not generally known in the industry or industries in which the Company is or may become engaged; which information may, without limitation, include information relating to research, development, inventions, manufacture, purchasing, accounting, engineering, marketing, merchandising, and selling Company's products (collectively referred to below as "the secret information");

      WHEREAS, the Company desires to appoint the Director as a member of the Company's Board of Directors and the Director accepts such appointment;

      WHEREAS, in performing his services for Company, Director will necessarily be given access to secret information, which will be identified by Company as such; and

      WHEREAS, the use of the secret information by, or its disclosure to, any person or organization other than Company and its employees or Director would be highly detrimental and damaging to Company.

       NOW   THEREFORE,   with  the  foregoing   recitals   being
incorporated herein by reference and deemed an essential part hereof and in consideration of the mutual promises, covenants and conditions contained herein, the parties agree as follows:

Section 1. Nondisclosure of Secret Information

     1.1  Non-disclosure. Director agrees that neither he nor any
          --------------
          of his employees, agents, independent contractors or other persons or organizations over which he has
          control,  will  at  any  time  during  or   after   his
          relationship with Company, directly or indirectly use any secret information for any purposes not associated with Company's activities, or disseminate or disclose
          any  of   the  secret  information  to  any  person  or
          organization not connected with Company, without the express written consent of Company. Director also
          agrees  that  he  will  undertake  all   necessary  and
          appropriate steps to ensure that the secrecy of the secret information in his possession will be maintained.

     1.2  Return    of   documents.    Upon  termination  of  his
          ------------------------
          relationship with Company, Director agrees that all documents, records, notebooks and similar repositories of or containing secret information, including copies of such materials, then in his possession, whether


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          prepared by him or others, will be returned to Company.

     1.3  Non-competition.  For a period of  five (5) years after
          ---------------
          termination of his relationship with Company, Director agrees that within the territory of the entire world, neither he nor any of his employees, agents, independent contractors or other persons or organizations over which he has control, will, directly or indirectly, render services to any person or organization in, or about to become engaged in, the research or development, production, marketing or selling of a product, process or service which resembles or competes with a product, process or service of Company, nor will Director, his employees, agents, independent contractors or other persons or organizations over which he has control, directly or indirectly, become engaged in the research or development, production, marketing or selling of a product, process or service which resembles or competes with a product, process or service of Company.

     1.4 The parties expressly agree that the restrictions contained in section 1.3 of this Agreement are fair and reasonable. If the provisions of Section 1.3 should ever be adjudicated to exceed the time, geographic or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic or other limitations permitted by applicable law. The parties also agree that in the event the Company is acquired by a third party company, the provisions of Section 1.3 shall not apply to any aspect of such third party acquirer's business, other than that which is directly related to the Company.

     1.5 Director acknowledges that the secret information belongs t o Company, that Company claims the secret information comprises trade secrets, claims that the secret information is confidential to Company and that each of the obligations assumed by Director in this, and the other paragraphs contained herein, is a material inducement to disclose the secret information to Director.

Section 2.  Enforcement

     2.1 In the event that the Director shall breach this Agreement, or in the event that such breach appears to be an imminent possibility, Company shall be entitled to all legal and equitable remedies afforded it by law as a result of the breach (including an injunction restraining the party or parties about to commit any breach of this Agreement, or who have committed a breach of it, without showing or proving any actual damage sustained by Company), and may, in addition to any and all other forms of relief, recover from Director all reasonable costs and attorneys' fees encountered by it in seeking any such remedy.

Section 3. Binding Effect

     3.1 This Agreement shall be binding upon the parties to this Agreement and upon their respective executors, administrators, legal representatives, successors and assigns.


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Section 4.     Applicable Law

     4.1 This Agreement shall be governed for all purposes by the laws of the State of Delaware, with New Castle
          County as the agreed upon proper venue.

      In witness, the parties executed this Agreement on the date first shown above.

Witness                                 Director



/s/Theresa Q. Hoffmann        /s/  William  C.  Pickett,  III
-------------------------     -------------------------------
Name: Theresa Q. Hoffmann     William C. Pickett, III

                              Third-Order Nanotechnologies, Inc.,


/s/Theresa Q. Hoffmann        By: /s/ Harold  R. Bennett
-------------------------        ---------------------------
Name: Theresa Q. Hoffmann         Harold R. Bennett, CEO











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